CERTAIN INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(b)(10)(iv). SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
PURCHASE AND SALE AGREEMENT
dated as of March 19, 2025
between
SWK Holdings Corporation,
SWK Funding LLC,
Soleus Credit GP I, LLC
and
SCOF SPV I, LP
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Table of Contents
Page
Section 1.1    Defined Terms    1
Section 1.2    Rules of Construction    6
ARTICLE II
PURCHASE AND SALE OF THE PURCHASED ASSETS
Section 2.1    Purchase and Sale.    7
Section 2.2    Purchase Price    8
Section 2.3    Assumed Liabilities    8
Section 2.4    Excluded Assets    8
Section 2.5    Nonassignable Assets    8
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES
Section 3.1    Organization    8
Section 3.2    No Conflicts    9
Section 3.3    Authorization    9
Section 3.4    Ownership    9
Section 3.5    Governmental and Third Party Authorizations    10
Section 3.6    No Litigation    10
Section 3.7    Compliance with Laws    10
Section 3.8    Assigned Royalty Contracts; Underlying Royalty Contracts.    10
Section 3.9    Set-off and Other Sources of Royalty Reduction    12
Section 3.10    Brokers’ Fees    12
Section 3.11    Tax Matters    12
Section 3.12    UCC Matters    12
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
Section 4.1    Organization    12
Section 4.2    No Conflicts    13
Section 4.3    Authorization    13
Section 4.4    Governmental and Third Party Authorizations    13
Section 4.5    No Litigation    13
Section 4.6    Access to Information    13
Section 4.7    Brokers’ Fees    14
Section 4.8    Financing    14
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ARTICLE V
COVENANTS
Section 5.1    Books and Records; Notices; Information Access    14
Section 5.2    Confidentiality; Public Announcement    15
Section 5.3    Interim Operations; Further Assurances    15
Section 5.4    Payments on Account of the Purchased Assets; Misdirected Payments    17
Section 5.5    Tax Matters    17
ARTICLE VI
THE CLOSING
Section 6.1    Closing    18
Section 6.2    Conditions to the Purchaser’s Obligations    18
Section 6.3    Conditions to the Seller Parties’ Obligations    19
Section 6.4    Termination.    20
ARTICLE VII
INDEMNIFICATION
Section 7.1    Indemnification by the Seller    21
Section 7.2    Indemnification by the Purchaser    22
Section 7.3    Procedures Relating to Indemnification for Third Party Claims    22
Section 7.4    Procedures Relating to Indemnification for Other Claims    23
Section 7.5    Exclusive Remedy    23
Section 7.6    No Implied Representations and Warranties    24
Section 7.7    Limitations on Indemnification    24
Section 7.8    Limitations on Damages    25
Section 7.9    Survival    25
ARTICLE VIII
MISCELLANEOUS
Section 8.1    Specific Performance    25
Section 8.2    Guaranty    26
Section 8.3    Notices    26
Section 8.4    Successors and Assigns    27
Section 8.5    Independent Nature of Relationship    27
Section 8.6    Entire Agreement    28
Section 8.7    Governing Law; Jurisdiction; Venue; Service of Process    28
Section 8.8    Waivers    28
Section 8.9    Severability    29
Section 8.10    Counterparts    29
Section 8.11    Amendments; No Waivers    29
Section 8.12    Table of Contents and Headings    29
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Exhibits
Exhibit A        Assigned Royalty Contracts
Exhibit B         Form of Assignment and Assumption Agreement
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PURCHASE AND SALE AGREEMENT
This PURCHASE AND SALE AGREEMENT (this “Purchase and Sale Agreement”) dated as of March 19, 2025 is between SWK Holdings Corporation, a Delaware corporation (the “Seller Parent”), SWK Funding LLC, a Delaware limited liability company (the “Seller Subsidiary”, and together with Seller Parent, the “Seller Parties”), SCOF SPV I, LP, a Delaware limited partnership (the “Purchaser”) and Soleus Credit GP I, LLC, a Delaware limited liability company, as Guarantor.
W I T N E S E T H :
WHEREAS, the Seller Parties have the right to receive royalties and other amounts under the Assigned Royalty Contracts (as defined below); and
WHEREAS, the Seller Parties desire to sell, contribute, assign, transfer, convey and grant to the Purchaser, and the Purchaser desires to purchase, acquire and accept from the Seller Parties, all of the Seller Parties’ rights, title and interest in and to the Purchased Assets (as defined below) and assume the Assumed Liabilities (as defined below), upon and subject to the terms and conditions set forth in this Purchase and Sale Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:
Article I
DEFINED TERMS AND RULES OF CONSTRUCTION
Section 1.1Defined Terms. The following terms, as used herein, shall have the following respective meanings:
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative to the foregoing.
“Applicable Law” means, with respect to any Person, all laws, rules, regulations and orders of Governmental Authorities applicable to such Person or any of its properties or assets.
“Assigned Royalty Contracts” means those contracts listed in Exhibit A attached hereto, together with all UCC-1 financing statements, bills of sale, notices, consents and other transaction documents delivered in connection therewith.
“Assignment and Assumption Agreement” means that certain assignment and assumption agreement, substantially in the form of Exhibit B attached hereto.

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“Assumed Liabilities” means all liabilities arising under the Assigned Royalty Contracts to the extent that such liabilities (i) arise or are to be performed or completed by on or behalf of Purchaser or any of its Affiliates after the Closing and (ii) do not arise from any breach, default, or violation of any such Assigned Royalty Contracts by the Seller Parties or any of their Subsidiaries on or prior to the Closing.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Applicable Law to remain closed.
“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued after the Closing Date, including common shares, ordinary shares, preferred shares, membership interests or share capital in a limited liability company or other Person, limited or general partnership interests in a partnership, beneficial interests in trusts or any other equivalent of such ownership interest or any options, warrants and other rights to acquire such shares or interests, including rights to allocations and distributions, dividends, redemption payments and liquidation payments.
“Closing” has the meaning set forth in Section 6.1.
“Closing Date” has the meaning set forth in Section 6.1.
“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder.
“Confidential Information” means all information (whether written or oral, or in electronic or other form) involving or relating in any way, directly or indirectly, to the Purchased Assets, including (a) any license, sublicense, assignment, product development, royalty, sale, supply, escrow or other agreements (including the Assigned Royalty Contracts) involving or relating in any way, directly or indirectly, to the Purchased Assets, the Receivables or the intellectual property, compounds or products giving rise to the Purchased Assets, and including all terms and conditions thereof and the identities of the parties thereto, (b) any reports, data, materials or other documents of any kind concerning or relating in any way, directly or indirectly, to the Assigned Royalty Contracts, the Purchased Assets, the Receivables or the intellectual property, compounds or products giving rise to the Purchased Assets, and including reports, data, materials or other documents of any kind delivered pursuant to or under any of the agreements referred to in clause (a) above or based on or derived from any such reports, data, materials or other documents of any kind, and (c) any inventions, devices, improvements, formulations, discoveries, compositions, ingredients, patents, patent applications, know-how, processes, trial results, research, developments or any other intellectual property, trade secrets or information involving or relating in any way, directly or indirectly, to the Purchased Assets or the compounds or products giving rise to the Purchased Assets; provided, however, that Confidential Information shall not include information that is (i) already in the public domain at the time the information is disclosed other than as a result of disclosure in violation of the confidentiality undertakings in this Purchase and Sale Agreement, (ii) lawfully obtainable from

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other sources, (iii) required to be disclosed in any document to be filed with any Governmental Authority, or (iv) required to be disclosed by court or administrative order or under Applicable Laws or is necessary or appropriate to disclose in connection with any legal or regulatory proceedings with respect to the Seller Parties or the Purchaser or their respective Affiliates (including Applicable Laws relating to securities matters), as the case may be, or pursuant to the rules and regulations of any stock exchange or stock market on which securities of the Seller Parent or the Purchaser or their respective Affiliates may be listed for trading.
“Dollar” or the sign “$” means United States dollars.
“Excluded Obligation” means (i) any obligation of the Seller Parties under the Assigned Royalty Contracts that arose, accrued or is otherwise attributable to periods prior to the Closing Date, (ii) any liability of, or claim against, the Seller Parties for any breach prior to the Closing Date by the Seller Parties of the Assigned Royalty Contracts, (iii) any liability of, or claim against, the Seller Parties for any breach after the Closing Date by Seller of any surviving confidentiality obligations of the Seller Parties owed under the Assigned Royalty Contracts and (iv) any other liability of the Seller Parties unrelated to the Purchased Assets.
“Excluded Assets” means all of the rights, title and interests of the Seller Parties in, to and under all payments or receivables paid, owed, accrued or otherwise required to be paid to the Seller Parties pursuant to the Assigned Royalty Contracts, attributable to the period prior to the Closing Date.
“FDA” means the U.S. Food and Drug Administration and any successor agency thereto.
“GAAP” means generally accepted accounting principles in effect in the United States from time to time.
“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority (including supranational authority), commission, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including the United States Patent and Trademark Office, the FDA and any other government authority in any jurisdiction.
“Guarantor” means Soleus Credit GP I, LLC.
“Guaranty” has the meaning set forth in Section 8.2.
“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property or other priority or preferential arrangement of any kind or nature whatsoever, in each case to secure payment of a debt or performance of an obligation, including any conditional sale or any sale with recourse.

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“Loss” means any loss, assessment, award, cause of action, claim, charge, cost, expense (including expenses of investigation and attorneys’ fees), fine, judgment, liability, obligation, penalty or Set-off.
“Material Adverse Change” means any event, circumstance or change that results in a material adverse effect on (a) the legality, validity or enforceability of any of the Transaction Documents or the Assigned Royalty Contracts, (b) the right or ability of the Seller Parties (or any permitted assignee) or the Purchaser to perform any of its obligations under any of the Transaction Documents or the Assigned Royalty Contracts, in each case to which it is a party, or to consummate the transactions contemplated hereunder or thereunder, (c) the rights or remedies of the Purchaser under any of the Transaction Documents or the Assigned Royalty Contracts or (d) the timing, amount or duration of the Receivables.
“Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.
“Purchase and Sale Agreement” has the meaning set forth in the preamble.
“Purchase Price” has the meaning set forth in Section 2.2.
“Purchased Assets” means all rights, title and interests in, to and under:
(a)all of the Assigned Royalty Contracts and the Receivables, other than the Excluded Assets and the Excluded Obligations;
(b)all claims or causes of action that the Seller Parties may have against any Person relating to the Assigned Royalty Contracts or the Underlying Royalty Contracts, other than those relating solely to the Excluded Assets or the Excluded Obligations; and
(c)all files, books and records, invoices, royalty reports, notices, correspondence with Royalty Sellers and Royalty Payors, and other documents relating to, and original copies of, the Assigned Royalty Contracts.
“Purchaser” has the meaning set forth in the preamble.
“Purchaser Account” has the meaning set forth in Section 5.4(c).
“Purchaser Indemnified Party” has the meaning set forth in Section 7.1.
“Receivables” means the royalty payments, milestone payments, fees and other amounts paid, owed, accrued or otherwise required to be paid to the Seller Parties pursuant to the Assigned Royalty Contracts, attributable to the period commencing on the Closing Date, (b) all accounts (as defined under the UCC) evidencing the rights to the payments and amounts described herein, and (c) all proceeds (as defined under the UCC) of any of the foregoing.

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“Royalty Payor” means any counterparty of a Royalty Seller under an Underlying Royalty Contract.
“Royalty Seller” means any counterparty of the Seller Parties under an Assigned Royalty Contract.
“Seller Account” has the meaning set forth in Section 5.4(d).
“Seller Indemnified Party” has the meaning set forth in Section 7.2.
“Seller Parent” has the meaning set forth in the preamble.
“Seller Parties” has the meaning set forth in the preamble.
“Seller Subsidiary” has the meaning set forth in the preamble.
“Set-off” means any set-off, off-set, rescission, counterclaim, reduction, deduction or defense.
“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person or by one or more other Subsidiaries of such Person.
“Tax” or “Taxes” means any U.S. federal, state, local or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, escheat or unclaimed property, sales, use, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including, in each case, (a) any interest, penalty or addition thereto and (b) whether disputed or not.
“Transaction Documents” means this Purchase and Sale Agreement, the Assignment and Assumption Agreement and any other documents, certificates, instruments entered into in connection the transactions contemplated by this Purchase and Sale Agreement, if any.
“Transfer Taxes” has the meaning set forth in Section 5.5(a).
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that, if, with respect to any financing statement or by reason of any provisions of Applicable Law, the perfection or the effect of perfection or non-perfection of the back-up security interest or any portion thereof granted is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for

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purposes of the provisions of this Purchase and Sale Agreement and any financing statement relating to such perfection or effect of perfection or non-perfection.
“Underlying Royalty Contract” means any “Product Agreement” or “Counterparty Agreement” as defined in the Assigned Royalty Contracts.
“U.S.” or “United States” means the United States of America, its 50 states, each territory thereof and the District of Columbia.
“Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
Section 1.2Rules of Construction. Unless the context otherwise requires, in this Purchase and Sale Agreement:
(a)A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.
(b)Unless otherwise defined, all terms that are defined in the UCC shall have the meanings stated in the UCC.
(c)Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders.
(d)The definitions of terms shall apply equally to the singular and plural forms of the terms defined.
(e)The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.
(f)The word “or” is not exclusive.
(g)Unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth herein) and include any annexes, exhibits and schedules attached thereto.
(h)References to any Applicable Law shall include such Applicable Law as from time to time in effect, including any amendment, modification, codification, replacement or reenactment thereof or any substitution therefor.
(i)references to an Assigned Royalty Contract mean such contract as from time to time amended, amended and restated, supplemented or otherwise modified, in each case to the extent not prohibited by such contract or this Purchase and Sale Agreement
(j)References to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment, transfer or delegation set forth herein or in any of the other Transaction Documents), and any reference to a Person in a particular capacity excludes such Person in other capacities.

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(k)The word “will” shall be construed to have the same meaning and effect as the word “shall”.
(l)The words “hereof”, “herein”, “hereunder” and similar terms when used in this Purchase and Sale Agreement or in any of the other Transaction Documents shall refer to this Purchase and Sale Agreement or such Transaction Document as a whole and not to any particular provision hereof, and Article, Section and Exhibit references herein and therein are references to Articles and Sections of, and Exhibits to, this Purchase and Sale Agreement and the relevant Transaction Document unless otherwise specified.
(m)In the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.
(n)Where any payment is to be made, any funds are to be applied or any calculation is to be made under this Purchase and Sale Agreement on a day that is not a Business Day, unless this Purchase and Sale Agreement otherwise provides, such payment shall be made, such funds shall be applied and such calculation shall be made on the succeeding Business Day, and payments shall be adjusted accordingly.
(o)The parties agree that this Purchase and Sale Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Purchase and Sale Agreement therefore should not be construed against a party or parties on the grounds that such party or parties drafted or was more responsible for the drafting of any such provision(s).
Article II
PURCHASE AND SALE OF THE PURCHASED ASSETS
Section 2.1Purchase and Sale.
(a)Subject to the terms and conditions of this Purchase and Sale Agreement, on the Closing Date, the Seller Parties shall sell, contribute, assign, transfer, convey and grant to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller Parties, all of the Seller Parties’ rights, title and interest in and to the Purchased Assets, free and clear of any and all Liens, other than those Liens created in favor of the Purchaser by the Transaction Documents.
(b)The Seller Parties and the Purchaser intend and agree that the sale, contribution, assignment, transfer, conveyance and granting of the Purchased Assets under this Purchase and Sale Agreement shall be, and are, a true, complete, absolute and irrevocable assignment and sale by the Seller Parties to the Purchaser of the Purchased Assets and that such assignment and sale shall provide the Purchaser with the full benefits of ownership of the Purchased Assets.
(c)The Seller Parties hereby authorize the Purchaser or its designee to execute, record and file, and consents to the Purchaser or its designee executing, recording and filing, at the Purchaser’s sole cost and expense, financing statements in the appropriate filing offices under the UCC (and continuation statements with respect to such financing statements when applicable), and amendments thereto or assignments thereof, in such manner and in such jurisdictions as are necessary or appropriate to evidence or perfect the sale, contribution, assignment, transfer, conveyance and grant by the Seller Parties to the Purchaser, and the purchase, acquisition and acceptance by the Purchaser from the Seller Parties, of the Purchased Assets and to perfect the security interest in the Purchased Assets granted by the Seller Parties to the Purchaser.

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(d)The Seller Parties’ authorizations in Section 2.1(c) include authorization for the Purchaser or its designee to file amendments to financing statements filed against a Royalty Seller and covering an Assigned Royalty Contract or any payments relating thereto, assigning such financing statements to the Purchaser or its designee such that the Purchaser or its designee becomes the secured party of record on such financing statements.
Section 2.2Purchase Price. In full consideration for the sale, contribution, assignment, transfer, conveyance and granting of the Purchased Assets, and subject to the terms and conditions set forth herein, on the Closing Date, the Purchaser shall pay (or cause to be paid) to the Seller Parties by wire transfer of immediately available funds, the amount of $33,990,000 to the Seller Account (the “Purchase Price”).
Section 2.3Assumed Liabilities. Effective as of the Closing Date, (i) the Purchaser assumes, and agrees to perform and discharge all Assumed Liabilities and (ii) the Seller Parties are hereby released from all of their respective obligations and liabilities under each of the Assigned Royalty Contracts other than the Excluded Obligations.
Section 2.4Excluded Assets. The Purchaser does not, by purchase, acquisition or acceptance of the rights, title or interest granted hereunder or otherwise pursuant to any of the Transaction Documents, purchase, acquire or accept any assets of the Seller Parties other than the Purchased Assets.
Section 2.5Nonassignable Assets. Prior to the Closing, the Seller Parties shall use commercially reasonable efforts to obtain all consents and approvals and to deliver all notices necessary to transfer or assign the Purchased Assets to the Purchaser at the Closing. To the extent that the Seller Parties’ rights under any Purchased Asset may not be assigned to Purchaser without the consent of another Person, which consent has not been obtained, this Purchase and Sale Agreement shall not constitute an agreement to assign the same if any attempted assignment would be ineffective or would impair Purchaser’s rights under the Purchased Asset in question so that Purchaser would not in effect acquire the benefit of all such rights, and the Seller Parties, at their expense, shall use commercially reasonable efforts to obtain such consents after the Closing, and until such consents are obtained, shall act after the Closing as the Purchaser’s agent in order for the Seller Parties to obtain for the benefits of the Purchased Assets and shall cooperate with Purchaser in any other reasonable arrangement designed to provide such benefits to Purchaser.
Article III
REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES
The Seller Parties, jointly and severally, hereby represent and warrant to the Purchaser as of the date hereof and as of the Closing Date as follows:
Section 3.1Organization. The Seller Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all powers and authority, and all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Authorities, required to own its property and conduct its business as now conducted and to exercise its rights and to perform its obligations under the Assigned Royalty Contracts to which it is party. The Seller Subsidiary is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all powers and authority, and all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Authorities, required to own its property and conduct its business as now conducted and to exercise its rights and to perform its obligations under the Assigned Royalty Contracts to which it is party.

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Section 3.2No Conflicts.
(a)None of the execution and delivery by the Seller Parties of any of the Transaction Documents to which they are a party, the performance by the Seller Parties of the obligations contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby will: (i) contravene, conflict with, result in a breach, violation, cancellation or termination of, constitute a default (with or without notice or lapse of time, or both) under, require prepayment under, give any Person the right to exercise any remedy or obtain any additional rights under, or accelerate the maturity or performance of or payment under, in any respect, (A) any Applicable Law or any judgment, order, writ, decree, permit or license of any Governmental Authority, to which the Seller Parties or any of their Subsidiaries or any of their respective assets or properties may be subject or bound, (B) any term or provision of the Assigned Royalty Contracts or (C) any term or provision of any of the organizational documents of the Seller Parties; (ii) give rise to any additional right of termination, cancellation or acceleration of any right or obligation of the Seller Parties; or (iii) except as provided in any of the Transaction Documents to which it is party, result in or require the creation or imposition of any Lien on the Assigned Royalty Contracts or the Purchased Assets.
(b)Except for any Lien created or existing under an Assigned Royalty Contract, the Seller Parties have not granted, nor does there exist, any Lien on the Transaction Documents, the Assigned Royalty Contracts or the Purchased Assets.
Section 3.3Authorization. The Seller Parties have all powers and authority to execute and deliver, and perform its obligations under, each of the Transaction Documents to which it is party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of the Transaction Documents to which the Seller Parties are a party and the performance by the Seller Parties of their obligations hereunder and thereunder have been duly authorized by the Seller Parties. Each of the Transaction Documents to which the Seller Parties are a party has been duly executed and delivered by the Seller Parties and constitutes the legal, valid and binding obligation of the Seller Parties, enforceable against the Seller Parties in accordance with its respective terms, except as may be limited by general principles of equity (regardless of whether considered in a proceeding at law or in equity) and by applicable bankruptcy, insolvency, moratorium and other similar Laws of general application relating to or affecting creditors’ rights generally.
Section 3.4Ownership. The Seller Parties are the exclusive owner of the entire right, title (legal and equitable) and interest in, to and under the Purchased Assets and has good and valid title thereto, free and clear of all Liens. The Purchased Assets sold, contributed, assigned, transferred, conveyed and granted to the Purchaser on the Closing Date have not been pledged, sold, contributed, assigned, transferred, conveyed or granted by the Seller Parties to any other Person. The Seller Parties have full right to sell, contribute, assign, transfer, convey and grant the Purchased Assets to the Purchaser. Upon the sale, contribution, assignment, transfer, conveyance and granting by the Seller Parties of the Purchased Assets to the Purchaser, the Purchaser shall acquire good and marketable title to the Purchased Assets free and clear of all Liens, other than Liens in favor of the Purchaser, and shall be the exclusive owner of the Purchased Assets. The Purchaser shall have the same rights as the Seller Parties would have with respect to the Purchased Assets (if the Seller Parties were still the owner of such Purchased Assets) against any other Person.
Section 3.5Governmental and Third Party Authorizations. Except as set forth on Schedule 3.5, the execution and delivery by the Seller Parties of the Transaction Documents to which they are a party, the performance by the Seller Parties of their respective obligations hereunder and thereunder and the consummation of any of the transactions contemplated hereunder and thereunder (including the sale, contribution, assignment, transfer, conveyance and

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granting of the Purchased Assets to the Purchaser) do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority or any other Person.
Section 3.6No Litigation. There is no (a) action, suit, arbitration proceeding, claim, demand, citation, summons, subpoena, investigation or other proceeding (whether civil, criminal, administrative, regulatory, investigative or informal) pending or, to the knowledge of the Seller Parties, threatened in respect of the Purchased Assets (including the Assigned Royalty Contracts), at law or in equity, or (b) inquiry or investigation (whether civil, criminal, administrative, regulatory, investigative or informal) by or before a Governmental Authority pending or, to the knowledge of the Seller Parties, threatened against the Seller Parties in respect of the Purchased Assets (including the Assigned Royalty Contracts), that, in each case, (i) could be a Material Adverse Change or (ii) challenges or seeks to prevent or delay the consummation of any of the transactions contemplated by any of the Transaction Documents.
Section 3.7Compliance with Laws. Neither Seller Party nor any of their Subsidiaries (a) has violated or is in violation of, or, to the knowledge of the Seller Parties, is under investigation with respect to or has been threatened to be charged with or been given notice of any violation of, any Applicable Law or any judgment, order, writ, decree, injunction, stipulation, consent order, permit or license granted, issued or entered by any Governmental Authority or (b) is subject to any judgment, order, writ, decree, injunction, stipulation, consent order, permit or license granted, issued or entered by any Governmental Authority, in each case, that would be a Material Adverse Change.
Section 3.8Assigned Royalty Contracts; Underlying Royalty Contracts.
(a)Other than the Transaction Documents and the Assigned Royalty Contracts, there is no contract, agreement or other arrangement (whether written or oral) to which the Seller Parties or any of their Subsidiaries is a party or by which any of their respective assets or properties is bound or committed (i) that creates a Lien on, affects or otherwise relates to the Purchased Assets or the Assigned Royalty Contracts or (ii) for which breach, nonperformance, cancellation or failure to renew would be a Material Adverse Change.
(b)The Seller Parties have provided to the Purchaser at least one (1) Business Day prior to the date hereof true, correct and complete copies of the Assigned Royalty Contracts and Underlying Royalty Contracts.
(c)Each Assigned Royalty Contract is in full force and effect and is the legal, valid and binding obligation of the Seller Parties and, to the knowledge of the Seller Parties, the Royalty Sellers party thereto, enforceable against the Seller Parties and, to the knowledge of the Seller Parties, the Royalty Sellers party thereto in accordance with its respective terms. The execution and delivery of, and performance of obligations under, the Assigned Royalty Contracts were and are within the powers of the Seller Parties and, to the knowledge of the Seller Parties, the Royalty Sellers party thereto. Each Assigned Royalty Contract was duly authorized by all necessary action on the part of, and validly executed and delivered by, the Seller Parties and, to the knowledge of the Seller Parties, the Royalty Sellers party thereto. The Seller Parties are not in breach or violation of or in default under any Assigned Royalty Contract. There is no event or circumstance that, upon notice or the passage of time, or both, could constitute or give rise to any breach or default in the performance of an Assigned Royalty Contract by the Seller Parties or, to the knowledge of the Seller Parties, any Royalty Seller party thereto.
(d)To the knowledge of the Seller Parties, no event has occurred that would (i) give the Seller Parties or any Royalty Seller the right to terminate an Assigned Royalty Contract, (ii) give any Royalty Seller the right to terminate the Underlying Royalty Contracts to

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which it is a party or (iii) give any Royalty Payor the right to terminate the Underlying Royalty Contracts to which it is a party or to cease paying the Receivables thereunder. The Seller Parties have not received any notice of an intention by any Royalty Seller or any other Person to terminate or breach an Assigned Royalty Contract, in whole or in part, or challenging the validity or enforceability of an Assigned Royalty Contract or the obligation to pay the Receivables under such Assigned Royalty Contract, or that the Seller Parties or the other counterparties thereto are in default of their obligations under the such Assigned Royalty Contract. The Seller Parties have not received any notice of an intention by any Royalty Payor or any other Person to terminate or breach an Underlying Royalty Contract, in whole or in part, or challenging the validity or enforceability of an Underlying Royalty Contract or the obligation to pay the Receivables under such Underlying Royalty Contract, or that the Seller Parties or the Royalty Seller or any other counterparty thereto is in default of its obligations under the such Underlying Royalty Contract. The Seller Parties have not given any Royalty Seller any notice of termination of an Assigned Royalty Contract, in whole or in part.
(e)The Seller Parties have not consented to an assignment by any Royalty Seller of any of such Royalty Seller’s rights or obligations under an Assigned Royalty Contract, and the Seller Parties do not have knowledge of any such assignment by any Royalty Seller. Except as contemplated by Section 2.1, the Seller Parties have not assigned, in whole or in part, and have not granted, incurred or suffered to exist any Liens (other than Liens created or existing under the Assigned Royalty Contracts) on the Assigned Royalty Contracts.
(f)The Seller Parties have not (i) received any written notice of any dispute from any Royalty Seller or Royalty Payor or (ii) given any notice of any dispute to any Royalty Seller or Royalty Payor.
(g)To the knowledge of the Seller Parties, no event has occurred that would reasonably be expected to have a Material Adverse Change.
Section 3.9Set-off and Other Sources of Royalty Reduction.
(a)Except as provided in the Assigned Royalty Contracts and the Underlying Royalty Contracts, the Royalty Sellers and the Royalty Payors have no right of Set-off under any contract or other agreement against the Receivables or any other amounts payable to the Seller Parties under the Assigned Royalty Contracts and the Underlying Royalty Contracts. To the knowledge of the Seller Parties, no Royalty Seller or Royalty Payor has exercised any Set-off against the Receivables or any other amounts payable to the Seller Parties under any Assigned Royalty Contract or Underlying Royalty Contract.
(b)The Seller Parties have not granted any material waiver under any Assigned Royalty Contracts or any Underlying Royalty Contract. The Seller Parties have not released (i) any Royalty Seller, in whole or in part, from any of its material obligations under the Assigned Royalty Contracts or (ii) any Royalty Payor, in whole or in part, from any of its material obligations under the Underlying Royalty Contracts. The Seller Parties have not received from any Royalty Seller or any Royalty Payor any written proposal, and has not made any proposal to any Royalty Seller or any Royalty Payor, to amend or waive any provision of the Assigned Royalty Contracts or the Underlying Royalty Contracts.
Section 3.10Brokers’ Fees. There is no investment banker, broker, finder, financial advisor or other Person who has been retained by or is authorized to act on behalf of the Seller Parties who is entitled to any fee or commission from the Purchaser in connection with the transactions contemplated by this Purchase and Sale Agreement.

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Section 3.11Tax Matters. Except as set forth on Schedule 3.11, no deduction or withholding for or on account of any Tax has been made from any payment to the Seller Parties or any of their Affiliates with respect to the Purchased Assets. No applicable withholding agent with respect to the Purchase Assets and no taxing authority has ever notified the Seller Parties that any such withholding was required or would have been required absent the Seller Parties’ qualification for benefits under an applicable income Tax treaty.
Section 3.12UCC Matters. The exact legal name, jurisdiction of formation and principal place of business for each Seller Party is set forth on Schedule 3.12.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
The Purchaser hereby represents and warrants to the Seller Parties as of the date hereof and as of the Closing Date as follows:
Section 4.1Organization. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all powers and authority, and all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Authorities, required to own its property and conduct its business as now conducted.
Section 4.2No Conflicts. None of the execution and delivery by the Purchaser of any of the Transaction Documents to which the Purchaser is party, the performance by the Purchaser of the obligations contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby will contravene, conflict with, result in a breach, violation, cancellation or termination of, constitute a default (with or without notice or lapse of time, or both) under, require prepayment under, give any Person the right to exercise any remedy or obtain any additional rights under, or accelerate the maturity or performance of or payment under, in any respect, (i) any Applicable Law or any judgment, order, writ, decree, permit or license of any Governmental Authority to which the Purchaser or any of its assets or properties may be subject or bound, (ii) any term or provision of any contract, agreement, indenture, lease, license, deed, commitment, obligation or instrument to which the Purchaser is a party or by which the Purchaser or any of its assets or properties is bound or committed or (iii) any term or provision of any of the organizational documents of the Purchaser.
Section 4.3Authorization. The Purchaser has all powers and authority to execute and deliver, and perform its obligations under, the Transaction Documents to which it is party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of the Transaction Documents to which the Purchaser is party and the performance by the Purchaser of its obligations hereunder and thereunder have been duly authorized by the Purchaser. Each of the Transaction Documents to which the Purchaser is party has been duly executed and delivered by the Purchaser. Each of the Transaction Documents to which the Purchaser is party constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its respective terms.
Section 4.4Governmental and Third Party Authorizations. The execution and delivery by the Purchaser of the Transaction Documents to which the Purchaser is party, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation of any of the transactions contemplated hereunder and thereunder do not require any consent,

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approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority or any other Person, except as described in Section 3.5.
Section 4.5No Litigation. There is no (a) action, suit, arbitration proceeding, claim, demand, citation, summons, subpoena, investigation or other proceeding (whether civil, criminal, administrative, regulatory, investigative or informal) pending or, to the knowledge of the Purchaser, threatened by or against the Purchaser, at law or in equity, or (b) inquiry or investigation (whether civil, criminal, administrative, regulatory, investigative or informal) by or before a Governmental Authority pending or, to the knowledge of the Purchaser, threatened against the Purchaser, that, in each case, challenges or seeks to prevent or delay the consummation of any of the transactions contemplated by any of the Transaction Documents to which the Purchaser is party.
Section 4.6Access to Information. The Purchaser acknowledges that it has (a) reviewed the Assigned Royalty Contracts and such other documents and information relating to such Assigned Royalty Contracts and (b) had the opportunity to ask such questions of, and to receive answers from, representatives of the Seller Parties concerning the Assigned Royalty Contracts, as it deemed necessary to make an informed decision to purchase, acquire and accept the Purchased Assets and assume the Assumed Liabilities in accordance with the terms of this Purchase and Sale Agreement. The Purchaser has such knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the risks and merits of purchasing, acquiring and accepting the Purchased Assets and assuming the Assumed Liabilities in accordance with the terms of this Purchase and Sale Agreement.
Section 4.7Brokers’ Fees. There is no investment banker, broker, finder, financial advisor or other Person who has been retained by or is authorized to act on behalf of the Purchaser who is entitled to any fee or commission from the Seller Parties in connection with the transactions contemplated by this Purchase and Sale Agreement.
Section 4.8Financing. The Purchaser has sufficient cash on hand or binding and enforceable commitments to provide it with funds sufficient to satisfy its obligations to pay the Purchase Price. The Purchaser acknowledges that its obligations under the Transaction Documents are not contingent on obtaining financing.

Article V
COVENANTS
The parties hereto covenant and agree as follows:
Section 5.1Books and Records; Notices; Information Access.
(a)Promptly after receipt by the Seller Parties of notice of any action, suit, claim, demand, dispute, investigation, arbitration or other proceeding (commenced or threatened) relating to the transactions contemplated by any Transaction Document, the Purchased Assets or any Assigned Royalty Contract or any default or termination by any Person under any Assigned Royalty Contract, the Seller Parties shall inform the Purchaser in writing of the receipt of such notice and the substance thereof, and shall provide the Purchaser with a copy of such notice.
(b)Promptly following receipt by the Seller Parties of any written notice, certificate, offer, proposal, correspondence, report or other communication relating to an Assigned Royalty Contract, the Receivables, an Underlying Royalty Contract, or the Purchased

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Assets, the Seller Parties shall (i) inform the Purchaser in writing of such receipt and (ii) furnish the Purchaser with a copy of such notice, certificate, offer, proposal, correspondence, report or other communication.
(c)The Seller Parties shall provide the Purchaser with written notice as promptly as practicable (and in any event within five Business Days) after becoming aware of any change, effect, event, occurrence, state of facts, development or condition that would be a Material Adverse Change.
(d)Subject to applicable confidentiality restrictions and Applicable Laws relating to securities matters and prior to the Closing, the Seller Parties shall make available such other information as the Purchaser may, from time to time, reasonably request with respect to (i) the Purchased Assets (including the Assigned Royalty Contracts and the Receivables) or (ii) the condition or operations, financial or otherwise, of the Seller that is reasonably likely to impact or affect the performance of the Seller’s obligations hereunder or the Seller’s compliance with the terms, provisions and conditions of this Purchase and Sale Agreement.
Section 5.2Confidentiality; Public Announcement.
(a)From and after the Closing, except as otherwise required by Applicable Law, by the rules and regulations of any securities exchange or trading system or by the FDA or any other Governmental Authority with similar regulatory authority and except as otherwise set forth in this Section 5.2, the Seller Parties shall not disclose any Confidential Information to any Person. Notwithstanding the foregoing, the Seller Parties may disclose such information to its Affiliates and its and its Affiliates respective actual and potential partners, directors, employees, managers, officers, agents, investors (including any holder of debt securities of the Seller Parties or its Affiliates and such holder’s advisors, agents and representatives), co-investors, insurers and insurance brokers, underwriters, financing parties, equity holders, brokers, advisors, lawyers, bankers, trustees and representatives, in each case (i) as it relates to periods prior to the Closing or the Excluded Assets or (ii) in order to assist or advise the Seller Parties with respect to (i) the transactions contemplated by this Purchase and Sale Agreement and (ii) the ownership and operation of the Seller Parties’ assets and businesses other than the Purchased Assets.
(b)The parties agree that the initial joint or separate press release(s) to be issued by the Seller Parties and the Purchaser with respect to the execution and delivery of this Purchase and Sale Agreement shall be in the form(s) mutually agreed upon by the Seller Parties and the Purchaser. Neither party shall, and each party hereto shall instruct its Affiliates and its and its Affiliates’ Representatives not to, issue a press release or other public announcement or otherwise make any public disclosure with respect to this Purchase and Sale Agreement or the subject matter hereof without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), except as may be required by Applicable Law or the rules of any relevant securities exchange (in which case the party required by Applicable Law to issue or make the press release, public announcement or other public disclosure shall allow the other party reasonable time to comment on such press release, public announcement or other public disclosure in advance of the issuance or making thereof, and the disclosing party shall (x) consider in good faith any reasonable comments or changes proposed by the other party and (y) with respect to the filing of this Purchase Agreement with the Securities and Exchange Commission, redact from public disclosure such terms and conditions as reasonably requested by the other party). Notwithstanding the foregoing, any party may, without the consent of the other party, make public disclosures of any information with respect to this Purchase and Sale Agreement or the subject matter hereof which is the same as the information that has already been publicly disclosed by such party, or the other party, in compliance with the foregoing provisions of this Section 5.2(b).

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Section 5.3Interim Operations; Further Assurances.
(a)Prior to the Closing Date, the Seller Parties shall carry on and operate their business in the ordinary course consistent with past practice and, without limiting the foregoing, (i) use best efforts to preserve intact the Purchased Assets and to preserve the goodwill and relationships of the Seller Parties with the Royalty Sellers and Royalty Payors, and (ii) not amend, modify, terminate, or accelerate or delay payment or delivery under, or grant any waiver or concession under or otherwise modify, any Assigned Royalty Contract or Underlying Royalty Contract.
(b)Subject to the terms and conditions of this Purchase and Sale Agreement, each party hereto will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under Applicable Laws to consummate the transactions contemplated by the Transaction Documents to which the Seller Parties or the Purchaser, as applicable, is party, including to (i) perfect the sale, contribution, assignment, transfer, conveyance and granting of the Purchased Assets to the Purchaser pursuant to this Purchase and Sale Agreement, (ii) execute and deliver such other documents, certificates, instruments, agreements and other writings and to take such other actions as may be necessary or desirable, or reasonably requested by the other party hereto, in order to consummate or implement expeditiously the transactions contemplated by any Transaction Document to which the Seller Parties or the Purchaser, as applicable, is party, (iii) perfect, protect, more fully evidence, vest and maintain in the Purchaser good, valid and marketable rights and interests in and to the Purchased Assets free and clear of all Liens (other than those permitted by the Transaction Documents) and (iv) enable the Purchaser to exercise or enforce any of the Purchaser’s rights under any Transaction Document to which the Purchaser is party and under any Assigned Royalty Contract following the Closing Date.
(c)The Seller Parties and the Purchaser shall cooperate and provide assistance as reasonably requested by the other party hereto, at the expense of such other party hereto (except as otherwise set forth herein), in connection with any litigation, arbitration, investigation or other proceeding (whether threatened, existing, initiated or contemplated prior to, on or after the date hereof) to which the other party hereto, any of its Affiliates or controlling persons or any of their respective officers, directors, equityholders, controlling persons, managers, agents or employees is or may become a party or is or may become otherwise directly or indirectly affected or as to which any such Persons have a direct or indirect interest, in each case relating to any Transaction Document, the Purchased Assets or the transactions described herein or therein but in all cases excluding any litigation brought by the Seller Parties (for themselves or on behalf of any Seller Indemnified Party) against the Purchaser or brought by the Purchaser (for itself or on behalf of any Purchaser Indemnified Party) against the Seller Parties.
(d)Each of the Seller Parties and the Purchaser shall comply with all Applicable Laws with respect to the Transaction Documents to which it is party, the Assigned Royalty Contracts to which it is party, the Purchased Assets and all ancillary agreements related thereto, the violation of which would be a Material Adverse Change with respect to the Seller Parties or the Purchaser, as applicable.
(e)The Seller Parties shall not enter into any contract, agreement or other legally binding arrangement (whether written or oral), or grant any right to any other Person, in any case that would reasonably be expected to conflict with the Transaction Documents or serve or operate to limit or circumscribe any of the Purchaser’s rights under the Transaction Documents (or the Purchaser’s ability to exercise any such rights).

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Section 5.4Payments on Account of the Purchased Assets; Misdirected Payments.
(a)Upon receipt by the Seller Parties (or any of their Subsidiaries) of any payment in respect of the Purchased Assets made by Royalty Seller or Royalty Payor on account of the Purchased Assets, then the Seller Parties shall promptly (and in any event no later than five Business Days) following the date on which such misdirected payment is received by the Seller Parties, remit such payment to the Purchaser Account pursuant to Section 5.4(c) in the exact form received with all necessary endorsements. While any such payment is held by the Seller Parties, the Seller Parties shall have no right, title or interest whatsoever in the portion of such payment to be remitted to the Purchaser, and the Seller Parties shall not create or suffer to exist any Lien thereon.
(b)Upon receipt by the Purchaser (or any of its Subsidiaries) of any payment in respect of the Excluded Assets made by a counterparty to an Assigned Royalty Contract on account of the Excluded Assets, then the Purchaser shall promptly (and in any event no later than five Business Days) following the date on which such misdirected payment is received by the Purchaser, remit such payment to the Seller Account pursuant to Section 5.4(d) in the exact form received with all necessary endorsements. While any such payment is held by the Purchaser, the Purchaser shall have no right, title or interest whatsoever in the portion of such payment to be remitted to the Seller, and the Purchaser shall not create or suffer to exist any Lien thereon.
(c)The Seller Parties shall make all payments required to be made by them to the Purchaser pursuant to this Purchase and Sale Agreement by wire transfer of immediately available funds, without Set-off, to such account as the Purchaser shall notify the Seller Parties in writing from time to time (the “Purchaser Account”).
(d)The Purchaser shall make all payments required to be made by it to the Seller Parties pursuant to this Purchase and Sale Agreement by wire transfer of immediately available funds, without Set-off to such other account as the Seller Parties shall notify the Purchaser in writing from time to time (the “Seller Account”).
Section 5.5Tax Matters.
(a)All payments by the Purchaser to the Seller Parties under this Purchase and Sale Agreement shall be made without any deduction or withholding for or on account of any Tax, except to the extent required under applicable law. Any amount required to be deducted or withheld under applicable law shall be treated for purposes of this Purchase and Sale Agreement as having been paid by the Purchaser to the Seller Parties. The Seller Parties have provided the Purchaser with a duly executed IRS Form W-9 confirming their status as a U.S. person and the absence of any backup withholding obligation.
(b)All payments to the Purchaser under this Purchase and Sale Agreement shall be made without any deduction or withholding for or on account of any tax. The Purchase Price is exclusive of any sales, use, value added, goods and services, transfers, conveyance, recordation, documentary, stamp, stamp duty and similar Taxes and fees, including any interest and penalties thereon, imposed in respect of the assignment of the Purchased Assets pursuant to this Purchase and Sale Agreement (collectively, “Transfer Taxes”). The Purchaser, on the one hand, and the Seller Parties, on the other hand, shall be responsible for, and timely pay when due, 50% of all Transfer Taxes and shall timely file any tax returns required to be filed in respect of such Transfer Taxes.
(c)For U.S. federal and applicable state and local and other income Tax purposes, the Seller Parties and the Purchaser intend and agree that the sale, contribution, assignment, transfer, conveyance and granting of the Purchased Assets under this Purchase and

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Sale Agreement shall be, and are, a true, complete, absolute and irrevocable assignment and sale by the Seller Parties to the Purchaser of the Purchased Assets and that such assignment and sale shall provide the Purchaser with the full benefits of ownership of the Purchased Assets. Neither the Seller Parties nor the Purchaser intend the transactions contemplated hereby to be, or for any U.S. federal or applicable state or local or other income Tax purposes characterized as, a loan from the Purchaser to the Seller Parties or a pledge or assignment or a security agreement. The parties hereto agree not to take any position that is inconsistent with the provisions of this Section 5.5 on any tax return or in any audit or other administrative or judicial proceeding unless the other party hereto has consented to such actions. If there is an inquiry by any Governmental Authority of the Seller Parties or the Purchaser related to this Section 5.5, the parties hereto shall cooperate with each other in responding to such inquiry in a reasonable manner consistent with this Section 5.5.
Article VI
THE CLOSING
Section 6.1Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place remotely via the exchange of documents and signatures on the date that is the later of (a) the first Business Day on which the conditions set forth in Sections 6.2 and 6.3 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) have been satisfied or waived, and (b) April 3, 2025 (the “Closing Date”), or such other place as the parties hereto mutually agree.
Section 6.2Conditions to the Purchaser’s Obligations. The obligations of the Purchaser to consummate the transactions contemplated hereunder and under the other Transaction Documents on the Closing Date are subject to the satisfaction or waiver, at or prior to the Closing Date, of each of the following conditions:
(a)The Seller Parties shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Purchase and Sale Agreement to be performed or complied with by the Seller Parties prior to the Closing Date.
(b)(i) The representations set forth in Sections 3.1, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8(a), 3.8(c), 3.8(d) and 3.10 of this Purchase and Sale Agreement (the “Fundamental Representations”) shall be true and correct in all respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date (except for those representations and warranties that speak only as of a specific date or time, which need only be true and correct on and as of such specified date and time) and (ii) all other representations and warranties of the Seller Parties contained in Article III of this Purchase and Sale Agreement shall be true and correct as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date (except for those representations and warranties that speak only as of a specific date or time, which need only be true and correct on and as of such specified date and time), except where the failure of such representations and warranties to be so true and correct has not, individually or in the aggregate, had and would not reasonably be expected to have a Material Adverse Change.
(c)The Purchaser shall have received a certificate dated the Closing Date signed by the Seller Parties to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.
(d)The Seller Parties shall have delivered or caused to be delivered to the Purchaser the following:

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(i)the Assignment and Assumption Agreement executed by the Seller Parties;
(ii)consents from the Royalty Payors set forth on Schedule 6.2(d)(ii);
(iii)a customary lien release letter executed by First Horizon Bank (“First Horizon”) releasing all of First Horizon’s interests, properties and rights in and to the Purchased Assets, in form and substance reasonably satisfactory to the Purchaser;
(iv)copies of all financing statements filed by the Seller Parties covering the Receivables;
(v)payment instructions, in form and substance reasonably satisfactory to the Purchaser, delivered by the Seller Parties to each of the Royalty Payors; and
(vi)such other certificates, documents and financing statements as the Purchaser may reasonably request, including a financing statement reasonably satisfactory to the Purchaser to create, evidence and perfect the sale, contribution, assignment, transfer, conveyance and grant of the Purchased Assets pursuant to Section 2.1.
Section 6.3Conditions to the Seller Parties’ Obligations. The obligations of the Seller Parties to consummate the transactions contemplated hereunder and under the other Transaction Documents on the Closing Date are subject to the satisfaction or waiver, at or prior to the Closing Date, of each of the following conditions:
(a)The Purchaser shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Purchase and Sale Agreement to be performed or complied with by the Purchaser prior to the Closing Date.
(b)The representations and warranties of the Purchaser contained in Article IV of this Purchase and Sale Agreement shall be true and correct as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date (except for those representations and warranties that speak only as of a specific date or time, which need only be true and correct on and as of such specified date and time), except where the failure of such representations and warranties to be so true and correct has not, individually or in the aggregate, had and would not reasonably be expected to have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated hereby.
(c)The Seller Parties shall have received a certificate dated the Closing Date signed by a duly authorized officer of the Purchaser to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.
(d)The Purchaser shall have delivered or caused to be delivered to the Seller Parties the following:
(i)the Assignment and Assumption Agreement executed by the Purchaser;
(ii)payment of the Purchase Price in accordance with Section 2.2.
Section 6.4Termination.

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(a)This Purchase and Sale Agreement may be terminated at any time prior to the Closing:
(i)by mutual written consent of the Purchaser and the Seller Parties;
(ii)by the Purchaser if there has been a breach by the Seller Parties of any representation, warranty, covenant or agreement contained in this Purchase and Sale Agreement or if any representation or warranty of the Seller Parties shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied and, in either case, such breach is not curable, or, if curable, is not cured within thirty (30) days after written notice of such breach is given to the Seller Parties by the Purchaser; provided, that the right to terminate this Purchase and Sale Agreement pursuant to this Section 6.4(a)(ii) shall not be available to the Purchaser if the Purchaser is then in material breach of this Purchase and Sale Agreement;
(iii)by the Seller Parties if there has been a breach by the Purchaser of any representation, warranty, covenant or agreement contained in this Purchase and Sale Agreement or if any representation or warranty of the Purchaser shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied and, in either case, such breach is not curable, or, if curable, is not cured within thirty (30) days after written notice of such breach is given to the Purchaser by the Seller Parties; provided, that the right to terminate this Purchase and Sale Agreement pursuant to this Section 6.4(a)(iii) shall not be available to the Seller Parties if the Seller Parties are then in material breach of this Purchase and Sale Agreement; or
(iv)by the Purchaser or the Seller Parties in the event that the Closing has not occurred within sixty (60) days of the date hereof; provided, that no termination may be made pursuant to this Section 6.4(a)(iv) if the failure to close or the failure of any condition to closing to be satisfied shall be caused by the breach by the terminating party of any representation, warranty, covenant or agreement contained in this Purchase and Sale Agreement.
(b)The party desiring to terminate this Purchase and Sale Agreement pursuant to clause (ii), (iii) or (iv) shall give written notice of such termination to the other parties hereto.
(c) In the event of termination of this Purchase and Sale Agreement as provided in Section 6.4, this Purchase and Sale Agreement shall immediately become null and void and there shall be no liability or obligation on the part of any party hereto or their respective officers, directors, stockholders or affiliates; provided, however, the provisions of Section 5.2 and Article VIII of this Purchase and Sale Agreement shall remain in full force and effect and survive any termination of this Purchase and Sale Agreement and provided, further, that any party terminating this Purchase and Sale Agreement shall have the right to recover Losses incurred or suffered by such party as a result of any breach by the other party of any representation, warranty, covenant or agreement contained in this Purchase and Sale Agreement or fraud by such other party as provided in Article VII.
Article VII
INDEMNIFICATION
Section 7.1Indemnification by the Seller Parties. The Seller Parties, jointly and severally, agree to indemnify, defend and hold each of the Purchaser and its Affiliates and any and all of their respective partners, directors, managers, members, officers, employees, agents and controlling persons (each, a “Purchaser Indemnified Party”) harmless from and against, and to pay to each Purchaser Indemnified Party the amount of, any and all Losses awarded against or

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incurred or suffered by such Purchaser Indemnified Party, whether or not involving a third party claim, demand, action or proceeding, arising out of:
(a)any breach of (i) any Fundamental Representation or (ii) any other representation or warranty made by the Seller Parties in this Purchase and Sale Agreement or in any certificate delivered hereunder;
(b)any breach of or default under any covenant or agreement of the Seller Parties contained in any of the Transaction Documents;
(c)any Excluded Obligations or any Excluded Assets; and
(d) claims arising on or after the Closing Date and asserted against a Purchaser Indemnified Party relating to the transactions contemplated in any Transaction Document or the Assigned Royalty Contract.
Section 7.2Indemnification by the Purchaser. The Purchaser agrees to indemnify and hold each of the Seller Parties and their Affiliates and any and all of their respective partners, directors, managers, members, officers, employees, agents and controlling Persons (each, a “Seller Indemnified Party”) harmless from and against, and will pay to each Seller Indemnified Party the amount of, any and all Losses (including attorneys’ fees) awarded against or incurred or suffered by such Seller Indemnified Party, whether or not involving a third party claim, demand, action or proceeding, arising out of:
(a)any breach of any representation or warranty made by the Purchaser in this Purchase and Sale Agreement or in any certificate delivered hereunder;
(b)any breach of or default under any covenant or agreement of the Purchaser contained in any of the Transaction Documents;
(c)any fees, expenses, costs, liabilities or other amounts incurred or owed by the Purchaser to any brokers, financial advisors or comparable other Persons retained or employed by it in connection with the transactions contemplated by this Purchase and Sale Agreement; and
(d)any Assumed Liabilities.
Section 7.3Procedures Relating to Indemnification for Third Party Claims.
(a) Notice of Third Party Claim. In order for the Seller Parties or the Purchaser (an “Indemnified Party”) to be entitled to any indemnification under this Article VII in respect of Losses arising out of or involving a claim or demand made by any Person other than the Purchaser (or its Affiliates) or the Seller Parties (or their Affiliates) against a Purchaser Indemnified Party or a Seller Indemnified Party, as applicable (a “Third Party Claim”), the Indemnified Party must, promptly after its receipt of notice of the commencement of such Third Party Claim, notify the party from whom indemnification is sought under this Article VII (the “Indemnifying Party”) in writing (including in such notice a brief description of such Third Party Claim, including damages sought or estimated, to the extent actually known or reasonably capable of estimation by the Indemnified Party); provided, however, that the failure to promptly provide such notice shall not affect the indemnification provided under this Article VII except to the extent that the Indemnifying Party has been actually prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly after the Indemnified Party’s receipt thereof, copies of all documents (including court papers) received by the Indemnified Party relating to such Third Party Claim.

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(b)Defense of Third Party Claims. The Indemnifying Party shall be entitled to participate in the defense of any Third Party Claim to the extent related to periods prior to the Closing Date and, if it so chooses, to assume the defense thereof, at its own expense, with counsel selected by the Indemnifying Party; provided, that such counsel is not reasonably objected to by the Indemnified Party; and provided, further, that the Indemnifying Party may not assume the defense of any Third Party Claim that (x) seeks injunctive or other equitable relief against the Indemnified Party or (y) the Third Party Claim, if adversely determined, would have an adverse effect on the business or operations of the Indemnified Party. If the Indemnifying Party elects to assume the defense of any Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, except that, if the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such Third Party Claim, the Indemnified Party may hire its own separate counsel (provided that such counsel is not reasonably objected to by the Indemnifying Party) with respect to such Third Party Claim and the related action or suit, and the reasonable fees and expenses of such counsel shall be considered Losses for purposes of this Purchase and Sale Agreement. If the Indemnifying Party elects to assume the defense of any Third Party Claim, the Indemnifying Party shall permit the Indemnified Party to participate in, but not control, the defense of such Third Party Claim through counsel chosen by the Indemnified Party, provided that such counsel is not reasonably objected to by the Indemnifying Party and, except in the circumstances described in the immediately preceding sentence, the fees and expenses of such counsel shall be borne by the Indemnified Party. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party in the defense of a Third Party Claim (which shall all be considered Losses for purposes of this Purchase and Sale Agreement) for any period during which the Indemnifying Party has not assumed the defense thereof (other than during the period prior to the time the Indemnified Party shall have notified the Indemnifying Party of such Third Party Claim).
(c)Cooperation. The Parties shall cooperate in the defense or prosecution of any Third Party Claim, with such cooperation to include (i) the retention of and the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim and (ii) the making available of employees on a mutually convenient basis for providing additional information and explanation of any material provided hereunder. If the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of such Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability (if any) in connection with such Third Party Claim and which does not involve any non-monetary penalties and releases the Indemnified Party completely and unconditionally in connection with such Third Party Claim. Regardless of whether the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not be entitled to be indemnified or held harmless pursuant to this Article VII if the Indemnified Party shall settle such Third Party Claim without the prior written consent of the Indemnifying Party (such consent not to be unreasonably withheld or delayed).
Section 7.4Procedures Relating to Indemnification for Other Claims. In order for an Indemnified Party to be entitled to any indemnification under this Article VII in respect of Losses that do not arise out of or involve a Third Party Claim, the Indemnified Party must notify the Indemnifying Party promptly in writing (including in such notice a brief description of the claim for indemnification and the Loss, including damages sought or estimated, to the extent actually known or reasonably capable of estimation by the Indemnified Party); provided, however, that the failure to promptly provide such notice of a Loss shall not affect the indemnification provided under this Article VII except to the extent that the indemnifying party has been actually prejudiced as a result of such failure.

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Section 7.5Exclusive Remedy. Except pursuant to Section 8.1 or in the case of fraud or intentional breach, following the Closing, the indemnification afforded by this Article VII shall be the sole and exclusive remedy for any and all Losses awarded against or incurred or suffered by a party hereto in connection with the transactions contemplated by the Transaction Documents, including with respect to any breach of any representation, warranty or certification made by a party hereto in any of the Transaction Documents or certificates given by a party hereto in writing pursuant hereto or thereto or any breach of or default under any covenant or agreement by a party hereto pursuant to any Transaction Document. Notwithstanding anything in this Purchase and Sale Agreement to the contrary, in the event of any breach or failure in performance of any covenant or agreement contained in any Transaction Document, the non-breaching party shall be entitled to specific performance, injunctive or other equitable relief pursuant to Section 8.1.
Section 7.6No Implied Representations and Warranties. The Purchaser acknowledges and agrees that, other than the representations and warranties of the Seller specifically contained in Article III, there are no representations or warranties of the Seller or any other Person either expressed or implied with respect to the Purchased Assets, the Receivables, the Assigned Royalty Contracts or the transactions contemplated by the Transaction Documents and that it does not rely on, and shall have no remedies against the Seller in respect of, any representation or warranty not specifically set forth in Article III. Without limiting the foregoing, the Purchaser acknowledges and agrees that (a) the Purchaser, together with its Affiliates and its and its Affiliates’ representatives, have made their own investigation of the Purchased Assets, the Receivables, the Assigned Royalty Contracts and the transactions contemplated by the Transaction Documents and are not relying on, and shall have no remedies in respect of, (i) any implied warranties or (ii) any representation or warranty whatsoever as to the future amount or potential amount of the Purchased Assets and the Receivables or as to the creditworthiness of any counterparties to the Assigned Royalty Contracts and (b) except as expressly set forth in any representation or warranty in Article III, the Purchaser shall have no claim or right regarding losses or damages pursuant to this Article VII (or otherwise) with respect to any information, documents or materials furnished or made available to the Purchaser or any of its Affiliates or its or its Affiliates’ representatives in any data room, presentation, interview or in any other form or manner relating to the transactions contemplated by the Transaction Documents. The Purchaser further acknowledges and agrees that (x) as between the parties, the Purchaser is assuming all market risk associated with such products that are the subject of the Assigned Royalty Contracts and, as such, shall have no recourse against the Seller or any of the Seller’s Affiliates based on the failure of the sales of any product to meet its or any other Person’s projections, and (y) neither the Seller nor any of the Seller’s Affiliates guarantees any obligations owed to the Purchaser under the Assigned Royalty Contracts.
Section 7.7Limitations on Indemnification.
(a)Seller. Notwithstanding anything in this Purchase and Sale Agreement to the contrary, the Seller Parties shall not have any liability under Section 7.1(a)(ii):
(i)unless the aggregate liability for all Losses suffered by the Purchaser Indemnified Parties thereunder exceeds ***% of the Purchase Price, and then only to the extent of such excess; or
(ii)in excess of ***% of the Purchase Price.
Except in the case of fraud or willful and intentional breach and subject to the other limitations set forth in this Article VII, the Seller Parties will not have any liability under Section 7.1 in excess of the Purchase Price.

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(b)Purchaser. Notwithstanding anything in this Purchase and Sale Agreement to the contrary, the Purchaser shall not have any liability under Section 7.2(a):
(i)unless the aggregate liability for all Losses suffered by the Seller Indemnified Parties thereunder exceeds ***% of the Purchase Price, and then only to the extent of such excess; or
(ii)in excess of ***% of the Purchase Price.
Except in the case of fraud or willful and intentional breach and subject to the other limitations set forth in this Article VII, the Purchaser will not have any liability under Section 7.2 in excess of the Purchase Price.
Section 7.8Limitations on Damages. Notwithstanding anything to the contrary in this Purchase and Sale Agreement or any of the other Transaction Documents, except in the case of fraud or intentional breach, in no event shall either the Seller Parties or the Purchaser be liable (including under this Article VII) for any (i) special, indirect, incidental, exemplary, punitive, multiple or consequential damages, or (ii) loss of use, business interruption, loss of any contract or other business opportunity or good will, in each case of clauses (i) and (ii), of the other party, whether or not caused by or resulting from the actions of such party or the breach of its covenants, agreements, representations or warranties under any of the Transaction Documents and whether in contract, tort or breach of statutory duty or otherwise, even if such party has been advised of the possibility of such damages.
Section 7.9Survival. The representations and warranties set forth in Article III and Article IV shall survive for twelve (12) months after the Closing Date (other than the Fundamental Representations, which shall survive for a period of three years after the Closing Date). The covenants and agreements made by the parties hereto shall survive until fully performed, except as otherwise specifically provided in this Purchase and Sale Agreement.

Article VIII
MISCELLANEOUS
Section 8.1Specific Performance. Each of the parties hereto acknowledges that the other party hereto will have no adequate remedy at law if it fails to perform any of its obligations under any of the Transaction Documents. In such event, each of the parties hereto agrees that the other party hereto shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Purchase and Sale Agreement as well as injunctive or other equitable relief, as applicable.
Section 8.2Guaranty. Guarantor (i) hereby unconditionally guarantees the due and punctual payment and full and timely performance of the Purchaser’s obligations to pay the Purchase Price pursuant to Section 2.2 and (ii) without limiting the foregoing or being limited thereby, hereby further covenants to procure and cause the Purchaser to take such actions that may be necessary or useful to support and duly complete the performance of the Purchaser’s obligations to pay the Purchase Price pursuant to Section 2.2 (collectively, (i) and (ii) the “Guaranty”). This Guaranty is an irrevocable guaranty of payment and performance (and not just of collection) and shall continue in effect notwithstanding any extension or modification of the terms of this Purchase and Sale Agreement, any assumption of any such guaranteed obligations by any other party or any other act or event that might otherwise operate as a legal or equitable discharge of Guarantor. Guarantor hereby waives all its rights to subrogation arising out of any

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payment or performance by Guarantor under this Guaranty. The obligations of Guarantor hereunder shall be absolute and unconditional, and shall not be affected by or contingent upon (a) the liquidation or dissolution of, or the merger or consolidation of the Purchaser with or into any corporation, or any sale or transfer by the Purchaser or all or any part of its property or assets, (b) the bankruptcy, receivership, insolvency, reorganization or similar proceedings involving or affecting the Purchaser, or (c) any modification, alteration, amendment or addition of or to this Purchase and Sale Agreement. Guarantor hereby waives all suretyship defenses and protest, notice of protest, demand for performance, diligence, notice of any other action at any time taken or omitted by the Seller Parties and, generally, all demands and notices of every kind in connection with this Guaranty, and the Purchaser’s obligations hereby guaranteed, and which Guarantor may otherwise assert against the Seller Parties. This Guaranty shall continue to be effective until the payment by Purchaser of the Purchase Price at Closing, at which time this Guaranty shall terminate. Guarantor acknowledges that each of the waivers set forth in this Guaranty is made with full knowledge of its significance and consequences and under the circumstances the waivers are reasonable and not contrary to public policy. If any of said waivers is determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the extent permitted by law.
Section 8.3Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) upon receipt when sent by an overnight courier, (c) on the date personally delivered to an authorized officer of the party to which sent or (d) on the date transmitted by facsimile or other electronic transmission, with a copy emailed to the recipient at the applicable address, addressed to the recipient as follows:
if to the Seller Parties, to:
c/o SWK Holdings Corporation
***
***
Attention: ***
Email: ***

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
***
***
Attention: ***
Email: ***

if to the Purchaser or Guarantor, to:
c/o Soleus Capital Management LP
***
***
Attention: ***
Email: ***

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with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP
***
***
Attention: ***
Email: ***

Each party hereto may, by notice given in accordance herewith to the other party hereto, designate any further or different address to which subsequent notices, consents, waivers and other communications shall be sent.
Section 8.4Successors and Assigns. The provisions of this Purchase and Sale Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Seller Parties shall not be entitled to assign any of its obligations and rights under this Purchase and Sale Agreement without the prior written consent of the Purchaser; provided, however, that the Seller Parties may, without the consent of the Purchaser, assign any of its obligations or rights under this Purchase and Sale Agreement to an Affiliate.
Section 8.5Independent Nature of Relationship. The relationship between the Seller Parties and the Purchaser is solely that of seller and purchaser, and neither the Seller Parties nor the Purchaser has any fiduciary or other special relationship with the other party hereto or any of its Affiliates. Nothing contained herein or in any other Transaction Document shall be deemed to constitute the Seller Parties and the Purchaser as a partnership, an association, a joint venture or any other kind of entity or legal form.
Section 8.6Entire Agreement. This Purchase and Sale Agreement, the other Transaction Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties hereto with respect to the subject matter of this Purchase and Sale Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein (or the other Transaction Documents) has been made or relied upon by either party hereto. Neither this Purchase and Sale Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto and the other Persons referenced in Article VII any rights or remedies hereunder.
Section 8.7Governing Law; Jurisdiction; Venue; Service of Process.
(a)THIS PURCHASE AND SALE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
(b)Each party irrevocably submits to the exclusive jurisdiction of the Supreme Court of the State of New York for the County of New York, the United States District Court for the Southern District of New York and any appellate court from either of them (such courts, collectively, the “New York Courts”) for the purposes of any action, suit or other

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proceeding arising out of, relating to or in connection with this Purchase and Sale Agreement or any transaction contemplated hereby. Each party agrees to commence any action, suit or other proceeding arising out of, relating to or in connection with this Purchase and Sale Agreement or any transaction contemplated hereby in the New York Courts. Each party further agrees that service of any process, summons, notice or document by courier or personal delivery in accordance with Section 8.3 shall be effective service of process for any action, suit or other proceeding in the New York Courts with respect to any matters to which it has submitted to jurisdiction in this Section 8.7. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or other proceeding arising out of, relating to or in connection with this Purchase and Sale Agreement or any transaction contemplated hereby in the New York Courts, and hereby further irrevocably and unconditionally waives, and shall not assert by way of motion, defense, or otherwise, in any such action, suit or other proceeding, any claim that it is not subject personally to the jurisdiction of the New York Courts, that its property is exempt or immune from attachment or execution, that such action, suit or other proceeding is brought in an inconvenient forum, that the venue of such action, suit or other proceeding is improper, or that this Purchase and Sale Agreement or the transactions contemplated hereby may not be enforced in or by any of the New York Courts.
Section 8.8Waivers. EACH PARTY HERETO WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING OR CLAIM ARISING OUT OF OR RELATING TO THIS PURCHASE AND SALE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 8.9Severability. If one or more provisions of this Purchase and Sale Agreement are held to be invalid, illegal or unenforceable by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Purchase and Sale Agreement, which shall remain in full force and effect, and the parties hereto shall replace such invalid, illegal or unenforceable provision with a new provision permitted by Applicable Law and having an economic effect as close as possible to the invalid, illegal or unenforceable provision. Any provision of this Purchase and Sale Agreement held invalid, illegal or unenforceable only in part or degree by a court of competent jurisdiction shall remain in full force and effect to the extent not held invalid, illegal or unenforceable.
Section 8.10Counterparts. This Purchase and Sale Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Purchase and Sale Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Any counterpart may be executed by facsimile or other electronic transmission, and such facsimile or other electronic transmission shall be deemed an original.
Section 8.11Amendments; No Waivers. Neither this Purchase and Sale Agreement nor any term or provision hereof may be amended, supplemented, restated, waived, changed or modified except with the written consent of the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on either party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval hereunder shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. Except as expressly provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

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Section 8.12Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Purchase and Sale Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
{SIGNATURE PAGE FOLLOWS}

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IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement as of the day and year first written above.
SWK HOLDINGS CORPORATION

By:/s/ Joe D. Staggs
Name: Joe D. Staggs
Title: President and Chief Executive Officer

SWK FUNDING LLC

By:/s/ Joe D. Staggs
Name: Joe D. Staggs
Title: President and Chief Executive Officer

(Signature Page to Purchase and Sale Agreement)
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IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement as of the day and year first written above.
SCOF SPV I, LP
By: Soleus Credit GP I, LLC, its general partner

By: Soleus COF GP I, LLC, its managing member

By:/s/ Steven Musumeci
Name: Steven Musumeci
Title: Authorized Person

(Signature Page to Purchase and Sale Agreement)
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(Signature Page to Purchase and Sale Agreement)
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IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement as of the day and year first written above.
SOLEUS CREDIT GP I, LLC
By: Soleus COF GP I, LLC, its managing member

By: /s/ Steven Musumeci
Name: Steven Musumeci
Title: Authorized Person

(Signature Page to Purchase and Sale Agreement)
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Exhibit A
Assigned Royalty Contracts
***
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Exhibit B
Form of Assignment and Assumption Agreement
***

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